UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 10, 2006
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
The Company received on May 12, 2006 a staff determination letter from the Nasdaq Stock Market stating that the Company fails to comply with Marketplace Rule 4310(c)(14) as a result of the fact that the Company did not make a timely filing of its quarterly report on Form 10-Q for its March 31, 2006 fiscal quarter and did not indicate in its Form 12b-25 Notification of Late Filing that it would file the Form 10-Q on or before the fifth calendar day following the prescribed due date. The letter stated that the Company’s securities will be delisted from the Nasdaq Stock Market at the opening of business on May 23, 2006 unless the Company requests a hearing in accordance with Nasdaq Marketplace Rules. It is the Company’s intention to request such a hearing within the period specified in the letter, which will stay the delisting pending the determination of the Nasdaq Listing Qualifications Panel.
ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.
The board of directors of Brooks Automation, Inc. (the “Company”) has formed a special committee to review certain matters concerning stock options. The review is not complete.
Based on a report from the special committee concerning the work done to date, on May 10, 2006 the Company’s board of directors concluded that the Company will be required to correct certain SEC filings, including particularly its financial statements contained in filings for some or all of the periods commencing in fiscal 1999 and ending in fiscal 2005. In light of the pending restatement, these financial statements, reported in SEC filings and elsewhere, and all earnings press releases and similar communications issued by the Company relating to fiscal years 1999 through 2005, should not be relied upon.
The Company believes that it accounted for certain matters concerning stock options incorrectly, and as a result recognized less compensation expense than it should have in periods prior to fiscal 2006. Based on the work done to date, the Company has not concluded whether there will be any errors that affect financial statements for fiscal 2006 or whether it made material accounting errors with respect to stock option grants made after fiscal 2002. The Company is in the process of determining the impact of the errors and evaluating the impact of this matter on its system of internal controls.
The Company has discussed its conclusions with its independent registered public accounting firm.
The Company intends to file any SEC filings required to be corrected and its quarterly report on Form 10-Q for the period ending March 31, 2006 as soon as practicable after the special committee’s review is complete, but after the fifth calendar date following the prescribed due date for the March 31, 2006 10-Q.
ITEM 8.01. OTHER EVENTS.
The Company also announced on May 12, 2006 that it has received notice that the Securities and Exchange Commission is conducting an informal inquiry concerning stock option grant practices to determine whether violations of the federal securities laws have occurred. The Company is cooperating fully with the SEC in this matter.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release of Brooks Automation, Inc. dated May 11, 2006

99.2	Press Release of Brooks Automation, Inc. dated May 12, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: May 12, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Brooks Automation, Inc. dated May 11, 2006

99.2	Press Release of Brooks Automation, Inc. dated May 12, 2006